EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.REPORTS
THIRD-QUARTER 2004 RESULTS

  Third-quarter 2004 earnings per diluted common share totaled 44 cents.
  2004 cash flow from operations less capital spending is expected to total approximately $700 million.
  2004 earnings guidance affirmed at $1.26 to $1.30 per diluted common share on a comparable basis. Reported earnings are expected in a range of $1.21 to $1.25 per diluted common share.

  ATLANTA — October 28, 2004 — Coca-Cola Enterprises (“CCE”) today reported third-quarter 2004 net income applicable to common shareowners of $207 million, or 44 cents per diluted common share. Year-to-date net income totaled $514 million, or $1.09 per diluted common share. Year-to-date results include expense of 5 cents per share related to higher cost of sales from the transition to a new North American concentrate price structure with The Coca-Cola Company.

                                        3Q04     3Q03      9M04    9M03
                                     -------  -------  ------- -------
Reported Diluted EPS                 $ 0.44   $ 0.56   $ 1.09  $ 1.19
Favorable Tax Items                     -      (0.01)    -      (0.02)
Impact of Concentrate Price
 Transition                             -         -      0.05    -
Gain on Sale of Hot-Fill Facility       -         -      -      (0.01)
                                     -------  -------  ------- -------
Comparable Diluted EPS               $ 0.44   $ 0.55   $ 1.14  $ 1.16

  Operating income for the third quarter totaled $449 million, down 14 percent versus prior year. Year-to-date operating income was $1,204 million, down 2 percent for the first nine months. Comparable operating income (as referenced in our key financial information schedule) increased 2 percent for the first nine months. Operating income comparisons for the first nine months are also affected by the benefit of four additional selling days in first-quarter 2004 which contributed an estimated $35 million.

  "We faced challenging business conditions during the quarter in both North America and Europe, including a combination of a soft retail environment, cool, wet weather, and a continuing decline in regular soft drinks," said John R. Alm, president and chief executive officer. "Despite these conditions, we achieved our pricing goals and our diet portfolio continued its strong growth. With less weather impact and anticipated growth in Europe, we believe volume trends will improve in the fourth quarter.

  "Moving forward, our focus now is to ensure we implement our annual price increases successfully, and to complete our 2005 planning process with The Coca-Cola Company. Our business plan for next year will include tactics to accelerate diet brand growth, bolster regular soft drink performance, and include meaningful package and product innovation," Mr. Alm said.

  Third-quarter 2004 and nine-month physical case bottle and can volume decreased 6 percent and 2 1/2 percent, respectively. Volume in North America declined 4 percent for the third quarter and 1 percent for the nine months. North American volume performance was characterized by decreased sales of regular soft drinks offset partially with growth in diet brands, Powerade and water. Europe's performance continued to be impacted by unfavorable summer weather with volume down 12 percent in the third quarter and year-to-date volume down 6 1/2 percent.

  Net revenues per case increased 2 percent in the third quarter and 2 1/2 percent in the first nine months of 2004. North America net revenues per case grew 3 percent in the third quarter, while Europe's net revenues were up 1 percent per case. Year-to-date net revenues per case increased 3 percent in North America and 2 percent in Europe.

  Consolidated cost of sales per case increased 2 percent for the third quarter and 1 1/2 percent for the first nine months. All net revenues and cost of sales per case comparisons exclude the effects of currency translations. The attached key operating information schedule provides a reconciliation of the reported and comparable operating statistics used in this release.

  Full-Year 2004 Outlook

  We expect reported full-year 2004 earnings per diluted common share in a range of $1.21 to $1.25. Excluding the second-quarter 2004 expense item of 5 cents, comparable 2004 earnings per share is expected to total $1.26 to $1.30. This guidance reflects the benefits of a stable North American pricing environment, marketplace initiatives in both North America and Europe, as well as continued cost control efforts.

  Fourth-quarter 2004 results will have three less selling days than last year while full-year 2004 results will include the benefit of one additional selling day.

  CCE will webcast its third quarter conference call with analysts and investors live over the Internet today at 10 a.m. ET. The public may access the call through our Web site at www.cokecce.com.

  Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

  Forward-Looking Statements

  Included in this news release are forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on pages 82 and 83 of our 2003 Annual Report and on pages 45 and 46 of the Company's Second-Quarter 2004 Form 10-Q.

  #########

                        COCA-COLA ENTERPRISES INC.
                   CONSOLIDATED STATEMENTS OF INCOME
           (Unaudited; In Millions, Except Per Share Data)

                                                    Third Quarter
                                                ----------------------
                                                  2004    2003  Change
                                                ------- ------- ------
Net Operating Revenues                          $4,670  $4,734    (1)%
Cost of Sales                                    2,761   2,778    (1)%
                                                ------- ------- ------
Gross Profit                                     1,909   1,956    (2)%
Selling, Delivery, and
 Administrative Expenses                         1,460   1,432     2%
                                                ------- -------
Operating Income                                   449     524   (14)%
Interest Expense, Net                              152     150
Other Nonoperating Income (Expense), Net             2      (2)
                                                ------- -------
Income Before Income Taxes                         299     372
Income Tax Expense (a)                              92     113
                                                ------- -------
Net Income Applicable to
 Common Shareowners                             $  207  $  259
                                                ======= =======
Basic Average Common Shares Outstanding            469     454
                                                ======= =======
Basic Net Income Per Share
 Applicable to Common Shareowners (b)           $ 0.44  $ 0.57
                                                ======= =======
Diluted Average Common Shares Outstanding          474     460
                                                ======= =======
Diluted Net Income Per Share
 Applicable to Common Shareowners (b)           $ 0.44  $ 0.56
                                                ======= =======

(a)  2003 results include favorable tax items of $4 million, or 1 cent per diluted common share.
(b)  Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
                   CONSOLIDATED STATEMENTS OF INCOME
            (Unaudited; In Millions, Except Per Share Data)

                                                     Nine Months
                                              ------------------------
                                               2004(a)  2003(b) Change
                                              -------- -------- ------
Net Operating Revenues                        $13,754  $13,018     6%
Cost of Sales                                   8,105    7,616     6%
                                              -------- --------
Gross Profit                                    5,649    5,402     5%
Selling, Delivery, and
 Administrative Expenses                        4,445    4,172     7%
                                              -------- --------
Operating Income                                1,204    1,230    (2)%
Interest Expense, Net                             465      446
Other Nonoperating Income, Net                      3        4
                                              -------- --------
Income Before Income Taxes                        742      788
Income Tax Expense                                228      241
                                              -------- --------
Net Income                                        514      547
Preferred Stock Dividends                           -        2
                                              -------- --------
Net Income Applicable to Common Shareowners   $   514  $   545
                                              ======== ========
Basic Average Common Shares Outstanding           464      453
                                              ======== ========
Basic Net Income Per Share
 Applicable to Common Shareowners (c)         $  1.11  $  1.20
                                              ======== ========
Diluted Average Common Shares Outstanding         472      460
                                              ======== ========
Diluted Net Income Per Share
 Applicable to Common Shareowners (c)         $  1.09  $  1.19
                                              ======== ========

(a) 2004 includes the non-cash effect of $41 million, or 5 cents per diluted common share in higher cost of sales from the transition to a new North American concentrate price structure with The Coca-Cola
Company.
(b) 2003 includes the benefit of $8 million, or 1 cent per diluted common share from the sale of a hot-fill manufacturing facility to
The Coca-Cola Company. 2003 also includes favorable tax items totaling
$11 million, or 2 cents per diluted common share.
(c) Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
           PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
            (Unaudited; In Millions, Except Per Share Data)

                                              October 1,  December 31,
                                                 2004         2003
                                              ----------- ------------
ASSETS
Current
     Cash and cash investments                $      131  $        80
     Trade accounts receivable, net                1,771        1,772
     Inventories                                     878          725
     Prepaid expenses and other current
      assets                                         458          423
                                              ----------- ------------
          Total Current Assets                     3,238        3,000
Net Property, Plant, and Equipment                 6,622        6,794
Goodwill, License Intangible Assets,
 Long-Term Customer Contracts and
 Other Noncurrent Assets, Net                     15,896       15,906
                                              ----------- ------------
                                              $   25,756  $    25,700
                                              =========== ============
LIABILITIES AND SHAREOWNERS' EQUITY
Current
     Accounts payable and accrued expenses    $    2,658  $     2,847
     Current portion of long-term debt               616        1,094
                                              ----------- ------------
          Total Current Liabilities                3,274        3,941
Long-Term Debt, Less Current Maturities           10,494       10,552
Retirement and Insurance Programs and
    Other Long-Term Obligations                    1,731        1,877
Long-Term Deferred Income Tax Liabilities          5,180        4,965
Shareowners' Equity                                5,077        4,365
                                              ----------- ------------
                                              $   25,756  $    25,700
                                              =========== ============

                      COCA-COLA ENTERPRISES INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Unaudited; In Millions)

                                                Nine Months Ended
                                           ---------------------------
                                            October 1,   September 26,
                                               2004          2003
                                           ------------- -------------
Cash Flows from Operating Activities
------------------------------------
  Net Income                               $        514  $        547
Adjustments to Reconcile Net Income to
 Net Cash Derived From Operating
 Activities:
         Depreciation                               784           756
         Net Change in Long-Term Customer
          Contracts                                  12            49
         Deferred Income Tax Expense                155           167
  Other Changes in Assets and Liabilities,
   Net of Bottling Acquisition Effects             (378)         (492)
                                           ------------- -------------
Net Cash Derived From Operating Activities        1,087         1,027

Cash Flows from Investing Activities
------------------------------------
Investments in Capital Assets                      (618)         (702)
Other Investing Activities                           11            70
                                           ------------- -------------
Net Cash Used in Investing Activities              (607)         (632)

Cash Flows from Financing Activities
------------------------------------
Net Payments of Commercial Paper &
   Debt                                            (550)         (298)
Cash Dividend Payments                              (55)          (38)
Other Financing Activities                          176            45
                                           ------------- -------------
Net Cash Used in Financing Activities              (429)         (291)

Net Increase in Cash and Cash Investments            51           104
Cash and Cash Investments at Beginning of
 Period                                              80            68
                                           ------------- -------------
Cash and Cash Investments at End of Period $        131  $        172
                                           ============= =============

                        Coca-Cola Enterprises Inc.
                         Key Financial Information
            (Unaudited; In Millions, Except Per Share Data)

                                               Nine    Nine
                                        %     Months  Months     %
                    3Q04     3Q03     Change    04      03     Change
                   -------- -------- -------- ------- ------- --------
Operating Income
 Reconciliation
------------------
Reported Operating
 Income            $   449  $   524   (14.3)% $1,204  $1,230    (2.1)%
Gain on Sale of
 Hot-fill Facility       -        -                -      (8)
Impact of New
 Concentrate
 Pricing                 -        -               41       -
                   -------- -------- -------- ------- ------- --------
Comparable
 Operating
 Income(a)         $   449  $   524   (14.3)% $1,245  $1,222     1.9%
                   ======== ======== ======== ======= ======= ========

Net Income
 Reconciliation
------------------
Reported Net Income
 Applicable to
 Common
 Shareowners       $   207  $   259   (20.1)% $  514  $  545    (5.7)%
Gain on Sale of
 Hot-fill Facility       -        -                -      (5)
Unfav/(Fav) Tax
 Related Items           2       (4)               -     (11)
Impact of New
 Concentrate
 Pricing                 -        -               26       -
                   -------- -------- -------- ------- ------- --------
Comparable Net
 Income Applicable
 to Common
 Shareowners(a)    $   209  $   255   (18.0)% $  540  $  529     2.0%
                   ======== ======== ======== ======= ======= ========

Diluted Earnings
 Per Share
 Reconciliation
------------------
Reported Net
 Income Per
 Diluted Common
 Share Applicable
 to Common
 Shareowners       $  0.44  $  0.56   (21.4)% $ 1.09  $ 1.19    (8.4)%
Gain on Sale of
 Hot-fill Facility       -        -                -   (0.01)
Unfav/(Fav) Tax
 Related Items           -    (0.01)               -   (0.02)
Impact of New
 Concentrate
 Pricing                 -        -             0.05       -
                   -------- -------- -------- ------- ------- --------
Comparable Net Income Per
 Diluted Common
 Share Applicable
 to Common
 Shareowners(a)    $  0.44  $  0.55   (20.6)% $ 1.14  $ 1.16    (0.9)%
                   ======== ======== ======== ======= ======= ========
                   -------- -------- -------- ------- ------- --------

                   -----------------
                   October  December
                      1,       31,
                    2004     2003
                   -------- --------
Net Debt(b)
------------------
Current Portion of
 Long-Term Debt    $   616  $ 1,094
Long-Term Debt      10,494   10,552
Less: Cash and
 Cash Investments      131       80
                   -------- --------
Net Debt           $10,979  $11,566
                   ======== ========

                   -----------------

(a) Comparable financial information is provided to allow
investors to more clearly evaluate our operating performance and business trends.
(b) The non-GAAP measure "Net Debt" is provided to allow investors to more clearly evaluate our capital structure and leverage.

                      Coca-Cola Enterprises Inc.
                      Key Operating Information
               --------------------------- ---------------------------
                Third-Quarter 2004 Change    First Nine-Months 2004
                                                      Change
               -------------------------------------------------------
               Consolidated North   Europe Consolidated North  Europe
                            America                     America
               -------------------------------------------------------
Net Revenues
Per Case
------------
Change in Net
 Revenues per
 Case                 5.0%  3.0%  12.0%       6.0%   3.5%  14.0%
  Impact of Belgian
   Excise Tax Change (0.5)%  0.0%  (1.0)%       0.0%   0.0%  (0.5)%
  Impact of
   Excluding Post
   Mix Sales and
   Agency Sales       0.5%  0.5%  (0.5)%       0.0%   0.5%  (0.5)%
                     ------ -----  ------- ----------- ------- -------
Bottle and Can
 Net Revenues
 Per Case(a)          5.0%  3.5%  10.5%       6.0%   4.0%  13.0%
  Impact of
   Currency Exchange
   Rate Changes      (3.0)% (0.5)%  (9.5)%      (3.5)%  (1.0)% (11.0)%
                     ------ -----  ------- ----------- ------- -------
Currency-
 Neutral Bottle
 and Can
   Net Revenues
    per Case(c)       2.0%  3.0%   1.0%       2.5%   3.0%   2.0%

Cost of Sales
 Per Case
-------------
Change in Cost
 of Sales per
 Case                 6.0%  3.0%  14.5%       7.0%   4.0%  15.0%
  Impact of
   Belgium Excise
   Tax Change        (0.5)%  0.0%  (1.5)%      (0.5)%   0.0%  (1.0)%
  Impact of New
   Concentrate
   Transition         0.0%  0.0%   0.0%      (0.5)%  (1.0)%   0.0%
  Impact of
   Excluding Bottle
   and Can Marketing
   Credits and
   Jumpstart Funding (0.5)%  0.0%  (1.5)%       0.0%   0.0%  (0.5)%
  Impact of
   Excluding Post
   Mix Sales and
   Agency Sales       0.5%  0.5%   0.0%       0.0%   0.0%  (0.5)%
                     ------ -----  ------- ----------- ------- -------
Bottle and Can
 Cost of Sales
 Per Case(b)          5.5%  3.5%  11.5%       6.0%   3.0%  13.0%
  Impact of Currency
   Exchange Rate
   Changes           (3.5)% (0.5)%  (9.5)%      (4.5)%  (0.5)% (11.5)%
                     ------ -----  ------- ----------- ------- -------
Currency-Neutral
 Bottle and Can Cost
 of Sales per
 Case(c)              2.0%  3.0%   2.0%       1.5%   2.5%   1.5%

Physical Case Bottle
 and Can Volume
--------------------
Change in Volume     (6.0)% (4.0)% (12.0)%      (0.5)%   0.5%  (4.5)%
  Impact of
   Acquisitions       0.0%  0.0%   0.0%       0.0%   0.0%  (0.5)%
  Impact of Selling
   Day Shift          0.0%  0.0%   0.0%      (2.0)%  (1.5)%  (1.5)%
                     ------ -----  ------- ----------- ------- -------
Comparable Bottle
 and Can Volume(d)   (6.0)% (4.0)% (12.0)%      (2.5)%  (1.0)%  (6.5)%

Fountain Gallon
 Volume
---------------
Change in Volume     (3.5)% (6.5)% (12.5)%       3.0%   0.5%  15.5%
  Impact of
   Acquisitions       0.0%  0.0%   0.0%       0.0%   0.0%   0.0%
  Impact of Selling
   Day Shift          0.0%  0.0%   0.0%      (2.0)%  (2.0)%  (1.5)%
                     ------ -----  ------- ----------- ------- -------
Comparable Fountain
 Gallon Volume(d)    (3.5)% (6.5)% (12.5)%       1.0%  (1.5)%  14.0%
                     ------ -----  ------- ----------- ------- -------

(a) The non-GAAP financial measure "Bottle and Can Net Revenues per Case" is provided to allow investors to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for approximately
91 percent of our net revenue in the first nine months of 2004.

(b) The non-GAAP financial measure "Bottle and Can Cost of Sales per Case" is provided to allow investors to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(c) The non-GAAP financial measures "Currency-Neutral Bottle and
Can Net Revenues per Case" and "Currency-Neutral Bottle and Can Cost
of Sales per Case" are provided to allow investors to separate the impact of currency exchange rate changes on our operations.

(d) "Comparable Volume" excludes the impact of acquisitions and changes in the number of selling days between periods. The measure allows investors to analyze the performance of our business on a constant period and territory basis. There were 4 additional selling days in first nine months 2004 as compared to first nine months 2003.